(Exhibit 5)
                                 FOLEY & LARDNER
                          A T T O R N E Y S  A T  L A W

                                 FIRSTAR CENTER
                            777 EAST WISCONSIN AVENUE
                         MILWAUKEE, WISCONSIN 53202-5367

                                                         A MEMBER OF GLOBALEX
                                                      WITH MEMBER OFFICES IN

   MADISON                                                             BERLIN
   CHICAGO                  TELEPHONE (414) 271-2400                 BRUSSELS
   WASHINGTON, D.C.                                                   DRESDEN
   JACKSONVILLE                   TELEX 26-819                      FRANKFURT
   ORLANDO                                                             LONDON
   TALLAHASSEE                  (FOLEY LARD MIL)                        PARIS
   TAMPA                                                            SINGAPORE
   WEST PALM BEACH          FACSIMILE (414) 297-4900                STUTTGART
                                                                       TAIPEI
                              WRITER'S DIRECT LINE

                                December 3, 1997


   Edison Control Corporation
   W60 N151 Cardinal Avenue
   P. O. Box 326
   Cedarburg, Wisconsin  53012-0326

   Gentlemen:

             We have acted as counsel for Edison Control Corporation, a New Jersey corporation (the "Company"), in conjunction with the preparation of a Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 271,611 shares of the Company's common stock, $0.01 par value (the "Common Stock"), which may be issued pursuant to various individual stock option and employment agreements (collectively, "Option Documents").

             We have examined: (i) the Option Documents; (ii) the Registration Statement; (iii) the Company's Certificate of Incorporation and By-laws; (iv) resolutions of the Company's Board of Directors relating to the Option Documents; and (v) such other documents and records as we have deemed necessary to enable us to render this opinion.

             Based on the foregoing, we are of the opinion that:

             1. The Company is a corporation validly existing under the laws of the State of New Jersey.

             2. The Common Stock, when issued and paid for in the manner set forth in the Option Documents, will be validly issued, fully paid and nonassessable and no personal liability will attach to the ownership thereof.

             Our opinions expressed herein are limited to the laws of the State of Wisconsin and the laws of the United States of America and in rendering such opinions we have assumed with your permission, and without any independent investigation, that the substantive laws of any other jurisdiction that might be applicable are identical in all relevant respects to the substantive laws of the State of Wisconsin.

             We consent to the use of this opinion as an Exhibit to the Registration Statement. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                      Very truly yours,

                                      /s/FOLEY & LARDNER

                                      FOLEY & LARDNER